Pruco Life Insurance Company [213 Washington Street, Newark, NJ 07102] A Prudential Company [www.prudential.com] [800-778-2255]
Insured [JOHN DOE]     [XX XXX XXX] Policy Number
[FEB 28, 2025] Contract Date
Agency [R-NK 1]

Individual Flexible Premium Variable and Index-Linked Universal Life Insurance Policy. Insurance payable only upon death. While policy values may be affected by an external index or indices, the index strategy separate account(s) does not directly participate in any stock or equity investment. Cash values reflect premium payments, investment results, interim value, any interest credited to the fixed rate option, any interest credited to the fixed holding account(s), any index interest on the index strategy(ies), and charges. Non-participating.

We will promptly pay the beneficiary the death benefit described under the Death Benefit Provisions of this contract if we receive due proof that the Insured died. We make this promise subject to all the provisions of this contract.

The death benefit amount and duration of coverage depend on the death benefit option, the payment of premiums, the investment experience of the variable investment option separate account(s), the interim value of the index strategy(ies) with a buffer, any interest credited to the fixed rate option, any interest credited to the fixed holding account(s), any index interest on the index strategy(ies), and the charges taken (See Death Benefit Provisions).

The death benefit amount, the duration of the coverage and cash values that are based on the investment experience of the variable investment option separate account(s) and the interim value of the index strategy(ies) with a buffer are not guaranteed and may decrease or increase in accordance with the valuation. The cash value may also increase or decrease daily, depending on the payment of premiums, any interest credited to the fixed rate option, any interest credited to the fixed holding account(s), any index interest on the index strategy(ies), and the charges taken. There is no guaranteed minimum cash value.

If there is ever a question about this contract, please see a Pruco Life Insurance Company representative or contact one of our offices.

Right to Cancel Contract

You may return this contract to us on or before the tenth day after delivery of the contract. (If the purchase of this contract is a replacement under state law, this duration will be extended to 30 days). All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you. It will be canceled, and we will return the greater of (1) the premiums you have paid, and (2) the contract fund plus any charges we have deducted.

Signed for Pruco Life Insurance Company,
an Arizona Corporation.

Secretary	President

PLEASE READ YOUR POLICY CAREFULLY; it is a legal contract between you and Pruco Life Insurance Company.

IVUL-2024

GUIDE TO CONTENTS

Page
Contract Data……………………………………………………………………………………………………….	3
Insured's Information; Rating Class; Basic Contract Information; Insurance Department Contact Information; Type of Death Benefit; Life Insurance on the Insured; Other Benefits (if applicable); Minimum Initial Premium; Contract Limitations; Adjustments to Premium Payments; Adjustments to the Contract Fund; Schedule of Maximum Surrender Charges; Variable Investment Options; Index Strategies; Fixed Rate Option; Fixed Holding Accounts; Initial Account Selections

Tables………………………………………………………………………………………………………….…….	4
Table of No-Lapse Guarantee Values; Table of Maximum Monthly Insurance Rates Per $1,000 of Net Amount at Risk; Table of Attained Age Factors

Definitions…………………………………………………………………………………………………….…….	5

The Contract………………………………………………………………………………………………………..	5
Entire Contract; Contract Modifications; Incontestability

Ownership…………………………………………………………………………………………………….…….	5

Death Benefit Provisions…………………………………………………………………………………..…….	6
Death Benefit; Additional Death Benefits; Method of Payment; Suicide Exclusion; Interest on Death Benefit

Decrease In Basic Insurance Amount.………………………………………………………………………...	7
Surrender Charge on Decreases

Cost of Insurance………………………………………………………………………………………………….	8

Changing The Type of Death Benefit…………………………………………………………………………..	8
Type A to B, Type B to A

Beneficiary………………………………………………………………………………………………………….	8

Premium Payment…………………………………………………………………………………………………	9
Payment of Premiums; Net Premium Amount; Crediting the Initial Premium Payment; Allocations

Contract Fund………………………………………………………………………………………………………	10
Cash Value; Net Cash Value; Net Amount at Risk; Valuation of Variable Investment Options; Valuation of Index Strategies With a Buffer; Valuation of Index Strategies Without a Buffer

Default……………………………………………………………………………………………………………….	12
Excess Contract Debt Default; Cash Value Default; Notice of Default

Limited No-Lapse Guarantee……………………………………………………………………………………	12

Reinstatement……………………………………………………………………………………………………...	13

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Separate Account………………………………………………………………………………………………….	13
Investments for Variable Investment Options; Investments for Index Strategies

Fixed Rate Option…..……………………………………………………………………………………………..	14

Index Strategies.…………………………………………………………………………………………………...	14
Fixed Holding Accounts; Index Strategies; Index; Index Value; Transfer Dates; Transfers to an Index Strategy; Transfers from an Index Strategy; Index Strategy Segments; Index Strategy Segment Base; Participation Rate; Index Growth Floor; Index Growth Cap; Spread; Buffer; Step Rate; Index Interest; Discontinuation of or Substantial Change to an Index; Closure or Replacement of an Index Strategy

Transfers…………………………………………………………………………….………………………………	17
Designated Transfers; Transfer Restriction Period

Surrender …………………………………………………………………………………………………………..	18

Withdrawals………………………………………………………………………………………………………...	18
Effect on Contract Fund; Effect on Basic Insurance Amount

Loans…………………………………………………………………………………………………….…………..	19
Loan Value; Contract Debt; Loan Requirements; Interest Charge; Preferred Loans; Effect on Contract Fund

General Provisions………………………………………………………………………………………………..	20
Annual Report; Payment of Death Claim; Currency; Misstatement of Age or Sex; Assignment; Change in Plan; Elements Subject to Change; Non-Participating; Applicable Tax Law; Age 121

Basis of Computation…………………………………………………………………………………………….	22
Mortality Basis and Interest Rate; Minimum Legal Values

Settlement Options………………………………………………………………………………………………..	23

Settlement Options Tables………………………………………………………………………………………	24

A copy of the application and any riders or endorsements can be found at the end of the contract.

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PROCESSING DATE: [XXX XX, XXXX]
CONTRACT DATA
Insured’s Information

[JOHN DOE] [Male], Issue Age [35]

Rating Class
[Nonsmoker]

Basic Contract Information

Policy Number [xx xxx xxx]
Contract Date [February 28, 2025]
Premium Period During the life of the Insured up to attained age 121
Beneficiary [MARY DOE, wife]

Loan Interest Rate (years 1-10)     [2.00%]
Preferred Loan Interest Rate (years 11 and later)     [1.05%]

Insurance Department Contact Information

[State Insurance Department Name]
[Telephone Number: XXX-XXX-XXXX]

Type of Death Benefit (see Death Benefit Provisions)
[Type A]

Life Insurance on the Insured

Basic Insurance Amount [$250,000.00]

[Other Benefit(s) on the Insured (see appropriate form for details)]

[Rider [ICC17 VL 100 B] - Payment of Net Premium Amount Benefit Upon Insured’s Total Disability.]
[Rider [VL 110 B] - Rider For Insured’s Accidental Death Benefit.

Amount [$25,000.00] ]

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[Rider [ICC18 VL 145 B6] - Rider to Provide Acceleration of Death Benefit.]

[Rider [[RID-NLG-2022] with rider data pages [RID-NLG-PLUS-CD-2022]] - Rider to Provide Lapse Protection.]

[Rider [ICC18 PLI 496] - Rider For Payment of an Additional Amount Upon Surrender.]

[Rider [ICC17 PLI 552] – Rider For Excess Loan Protection.]

[Rider [ORD 87241] - Settlement Options to Provide Acceleration of Death Benefits.]

[Rider [RID-PDA 2021] – Premium Deposit Account.]

[Rider [RID-OGS-2020] – Rider to Provide Other Goods and Services.]

[Insurance on All Other Insureds (see appropriate form for details)]

[Rider [ICC16 VL 182 B] on the life of each dependent child - Level Term Insurance Benefit on Dependent Children.

Amount [$25,000.00] ]

[Rider [ICC16 VL 184 B] on the life of each dependent child - Level Term Insurance Benefit on Dependent Children.

Amount [$25,000.00] ]

Minimum Initial Premium
The minimum initial premium due on the Contract Date is [$177.29].

Contract Limitations
The minimum premium we will accept is [$25.00].

The minimum Basic Insurance Amount is [$250,000.00].

The minimum decrease in Basic Insurance Amount is [$5,000.00].

The minimum amount you may withdraw is [$500.00].

The maximum additional illustrative report charge is [$25].

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Adjustments to Premium Payments

From each premium paid we will:

subtract a premium–based administrative charge of up to xx.xx% of the premium paid.

subtract a charge for sales expenses at a rate of up to XX.XX% of the premium paid in each contract year that is not in excess of the Sales Load Target Premium for that contract year.

subtract a charge for sales expenses at a rate of up to xx.xx% of the premium paid in each contract year that is in excess of the Sales Load Target Premium for that contract year.

Contract Year	Sales Load Target Premium
[x – x]	[$xxx.xx]
[x – x]	[$xxx.xx]
[x and later]	[$xxx.xx]

The remainder of the premium is the net premium amount.

Adjustments to the Contract Fund

On the Contract Date the contract fund is equal to the net premium amount credited on that date, minus any of the charges described below which may be due on that date.

On each day after the contract date, we will adjust the contract fund by:

adding any net premium amounts.

adding any increase due to investment results of the variable investment options.

adding any increase due to changes in the interim value of the index strategy(ies) with a buffer.

adding guaranteed interest at an effective annual rate of 1% (0.00272616% a day) on that portion of the contract fund that is in the fixed rate option.

adding guaranteed interest at an effective annual rate of 1% (0.00272616% a day) on that portion of the contract fund that is in a fixed holding account.

adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is in the fixed rate option.

adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is in a fixed holding account.

adding guaranteed interest to the portion of the contract fund that has been loaned at an effective annual rate of 1% (0.00272616% a day).

subtracting any decrease due to investment results of the variable investment options.
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subtracting any decrease due to changes in the interim value of the index strategy(ies) with a buffer.

subtracting a charge against the variable investment options at an effective annual rate of not more than 0.45% (0.00123012% a day) for mortality and expense risks we assume.

subtracting any withdrawals.

subtracting an administrative charge of up to $25.00 for any withdrawals.

subtracting an administrative charge of up to $25.00 for any decrease in basic insurance amount.

subtracting an administrative charge of up to $25.00 for each transfer exceeding twelve in any contract year (see Transfers).

subtracting any surrender charge that may result from a surrender or reduction in the basic insurance amount.

And on each monthly date, we will adjust the contract fund by:
subtracting a monthly charge for administrative expenses of up to: [$0.19] per $1,000 of the basic insurance amount plus $20.00.

subtracting a monthly charge for the cost of insurance (see Cost of Insurance).

[subtracting a monthly charge for Rider to Provide Lapse Protection (Rider [[RID-NLG-2022] with rider data pages [RID-NLG-PLUS-CD-2022]]) payable until [February 28, 2111].]

[subtracting a monthly charge for the Payment of Net Premium Amount Benefit Upon Insured’s Total Disability (Rider [ICC17 VL 100 B] of [7.519%] of the current total disability benefit as described in the Total Disability Benefit provision of the rider (this charge is waived during periods of total disability as described in the rider).]

[subtracting a maximum monthly charge for Insured’s Accidental Death Benefit (Rider [VL 110 B]) of [$1.66].]

[subtracting a monthly charge for Rider to Provide Acceleration of Death Benefit (Rider [ICC18 VL 145 B6]). This charge will be waived from the time benefit payments begin.]

[subtracting a maximum monthly charge for Level Term Insurance Benefit on Dependent Children (Rider [ICC16 VL 182 B]) of [$10.36] payable until [February 28, 2065].]

[subtracting a maximum monthly charge for Level Term Insurance Benefit on Dependent Children (Rider [ICC16 VL 184 B]) of [$10.36] payable until [February 28, 2065].]

[subtracting a single charge for Rider For Payment of an Additional Amount Upon Surrender (Rider [ICC18 PLI 496]) due on the contract date of [$125.00].]

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[subtracting a single charge for Rider For Excess Loan Protection (Rider [ICC17 PLI 552]) when the rider is exercised of no more than [3.5%] of the contract fund. Your request to exercise the rider must be dated on or after the later of (a) the fifteenth contract anniversary and (b) the contract anniversary on or after the Insured’s 75th birthday. The contract debt must be equal to or greater than 95% of the cash value. Please see the rider for additional details.]

[And on each segment maturity date, we will adjust the contract fund by:
applying any Index Interest (which can be positive or negative) on the index strategy(ies).]

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Schedule of Maximum Surrender Charges

For a full surrender of the contract, the maximum charge we will deduct from the contract fund is shown below.

For a Surrender Occurring During Contract Year	The Maximum Surrender Charge is:
[1	[$4,059.05
2	$3,936.43
3	$3,816.05
4	$3,697.53
5	$3,580.83

6	$3,255.23
7	$2,929.60
8	$2,604.03
9	$2,278.40
10	$1,952.80

11	$1,627.20
12	$1,301.60
13	$976.00
14	$650.40
15	$324.78
16] and later	$0.00]

We may also deduct a surrender charge when you decrease the basic insurance amount or change the type of death benefit. (See Decrease in Basic Insurance Amount and Changing the Type of Death Benefit.)

[Rider To Provide Acceleration of Death Benefit Information (see Rider [ICC18 VL 145 B6] for details)

[Initial Lifetime Benefit Amount:] [$250,000.00]
[Monthly Benefit Percent:] [2%]
[Initial Daily Benefit Limit:] [$420.00]
[Daily Benefit Limit Compound Rate:] [4%]
[Initial Benefit Size Discount Factor:] [1.000000] ]

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Variable Investment Options

The Pruco Life Variable Universal Account

Each variable investment option of this account invests in a specific portfolio of The Prudential Series Fund and such other funds as we may specify from time to time. We show the available variable investment options of the account below. Unless we say otherwise, the variable investment options invest in funds or fund portfolios with the same names. This account is registered with the SEC under the Investment Company Act of 1940.

[The Prudential Series Fund]

[PSF PGIM 50/50 Balanced Portfolio]
[PSF PGIM Flexible Managed Portfolio]
[PSF PGIM Total Return Bond Portfolio]
[PSF PGIM Government Money Market Portfolio]
[PSF PGIM Jennison Value Portfolio]
[PSF PGIM Jennison Blend Portfolio]
[PSF Stock Index Portfolio]
[PSF PGIM Jennison Growth Portfolio]
[PSF Small-Cap Stock Index Portfolio]

Index Strategies

[1 yr. S&P 500® Cap Rate - 0% Floor Index Strategy]
[1 yr. S&P 500® Cap Rate - 10% Buffer Index Strategy]
[1 yr. S&P 500® Cap Rate - 15% Buffer Index Strategy]
[1 yr. S&P 500® Enhanced Cap Rate - 10% Buffer Index Strategy]
[1 yr. S&P 500® Enhanced Cap Rate - 15% Buffer Index Strategy]
[1 yr. S&P 500® Step Rate Plus - 10% Buffer Index Strategy]
[1 yr. S&P 500® Dual Directional Cap Rate - 10% Buffer Index Strategy]
[1 yr. S&P 500® Dual Directional Cap Rate - 15% Buffer Index Strategy]

The index strategies are described in the Index Strategies provision of this contract. Assets supporting the index strategies are held in a non-insulated and non-unitized separate account (see Separate Account).

Fixed Rate Option

The fixed rate option is supported by the general account of the Company. It is described in the Fixed Rate Option provision of this contract.

Fixed Holding Accounts

The fixed holding accounts are supported by the general account of the Company. They are described in the Index Strategies provision of this contract.

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[Rider to Provide Lapse Protection - Allocation Limitation (see Rider [[RID-NLG-2022] with rider data pages [RID-NLG-PLUS-CD-2022]] for details)

[Allocation Limitation End Date: [OCT xx, xxxx]]

Available Allocation(s):

[1 yr. S&P 500® Cap Rate - 10% Buffer Index Strategy]
[1 yr. S&P 500® Cap Rate - 15% Buffer Index Strategy]
[1 yr. S&P 500® Enhanced Cap Rate - 10% Buffer Index Strategy]
[1 yr. S&P 500® Enhanced Cap Rate - 15% Buffer Index Strategy]
[1 yr. S&P 500® Step Rate Plus - 10% Buffer Index Strategy]
[1 yr. S&P 500® Dual Directional Cap Rate - 10% Buffer Index Strategy]
[1 yr. S&P 500® Dual Directional Cap Rate - 15% Buffer Index Strategy]]

Initial Account Selections

Payment Allocation Instructions

[Fixed Rate Option:]                                [50%]
[PSF Stock Index Portfolio:]              [20%]
[1 yr. S&P 500® Cap Rate - 0% Floor Index Strategy:]         [10%]
[1 yr. S&P 500® Cap Rate - 10% Buffer Index Strategy:]         [10%]
[1 yr. S&P 500® Step Rate Plus - 10% Buffer Index Strategy:]     [10%]

[Designated Transfers]

[Designated Transfer Amount:]     [$5,000.00]
[1 yr. S&P 500® Cap Rate - 0% Floor Index Strategy:]     [34%]
[1 yr. S&P 500® Cap Rate - 10% Buffer Index Strategy:]     [33%]
[1 yr. S&P 500® Step Rate Plus - 10% Buffer Index Strategy:]     [33%]
[Specified Number of Designated Transfers:]     [24]

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[[1 yr. S&P 500® Cap Rate - 0% Floor Index Strategy]

Type:     [Annual Point-to-Point]

Index:     [S&P 500® (which excludes dividends) *]

Transfer Date:     [The 15th day of each calendar month following the contract date]

Guaranteed Minimum Participation Rate: [100%]
Guaranteed Minimum Index Growth Floor: 0%
Guaranteed Minimum Index Growth Cap: [2%]

Segment Start Date:     [The date money is transferred into an index strategy]
Segment Duration:     [One year]
Segment Maturity Date:     [One year from the Segment Start Date]

Index Interest:     [On each Segment Maturity Date we will determine the Index Interest as the Index Strategy Segment Base times the Index Growth Rate.

The Index Growth Rate equals: (a) divided by (b), minus 1, then times (c), but not less than (d) and not greater than (e), where:

(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(c) = the Participation Rate
(d) = the Index Growth Floor
(e) = the Index Growth Cap]

[Index interest does not include the portion of returns generated by the underlying index that come from dividends. The elements used in calculating index interest for future index strategy segments are not guaranteed and may be changed at our discretion (subject to the guarantees stated above). Any changes may increase or decrease the index interest for future index strategy segments.]]

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[[1 yr. S&P 500® Cap Rate - 10% Buffer Index Strategy]

Type:         [Annual Point-to-Point]

Index:     [S&P 500® (which excludes dividends) *]

Transfer Date:     [The 15th day of each calendar month following the contract date]

Guaranteed Minimum Participation Rate: [100%]
Guaranteed Minimum Buffer: [10%]
Guaranteed Minimum Index Growth Cap: [5%]

Segment Start Date:     [The date money is transferred into an index strategy]
Segment Duration:     [One year]
Segment Maturity Date:     [One year from the Segment Start Date]

Index Interest:     [On each Segment Maturity Date we will determine the Index Interest as the Index Strategy Segment Base times the Index Growth Rate.

If the Index value on the Segment Maturity Date is equal to or greater than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then times (c), but not greater than (e), where:

(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(c) = the Participation Rate
(e) = the Index Growth Cap

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then plus (f), but not greater than zero, where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(f) = the Buffer]

[Index interest does not include the portion of returns generated by the underlying index that come from dividends. The elements used in calculating index interest for future index strategy segments are not guaranteed and may be changed at our discretion (subject to the guarantees stated above). Any changes may increase or decrease the index interest for future index strategy segments.]]

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[[1 yr. S&P 500® Cap Rate - 15% Buffer Index Strategy]

Type:          [Annual Point-to-Point]

Index:     [S&P 500® (which excludes dividends) *]

Transfer Date:     [The 15th day of each calendar month following the contract date]

Guaranteed Minimum Participation Rate:     [100%]
Guaranteed Minimum Buffer:     [15%]
Guaranteed Minimum Index Growth Cap:     [5%]

Segment Start Date:     [The date money is transferred into an index strategy]
Segment Duration:     [One year]
Segment Maturity Date:     [One year from the Segment Start Date]

Index Interest:     [On each Segment Maturity Date we will determine the Index Interest as the Index Strategy Segment Base times the Index Growth Rate.

If the Index value on the Segment Maturity Date is equal to or greater than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then times (c), but not greater than (e), where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(c) = the Participation Rate
(e) = the Index Growth Cap

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then plus (f), but not greater than zero, where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(f) = the Buffer]

[Index interest does not include the portion of returns generated by the underlying index that come from dividends. The elements used in calculating index interest for future index strategy segments are not guaranteed and may be changed at our discretion (subject to the guarantees stated above). Any changes may increase or decrease the index interest for future index strategy segments.]]

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[[1 yr. S&P 500® Enhanced Cap Rate - 10% Buffer Index Strategy]

Type:     [Annual Point-to-Point]

Index:     [S&P 500® (which excludes dividends) *]

Transfer Date:     [The 15th day of each calendar month following the contract date]

Guaranteed Minimum Participation Rate: [100%]
Guaranteed Minimum Buffer: [10%]
Guaranteed Minimum Index Growth Cap: [5%]
Guaranteed Maximum Spread: [X%]

Segment Start Date:     [The date money is transferred into an index strategy]
Segment Duration:     [One year]
Segment Maturity Date:     [One year from the Segment Start Date]

Index Interest:     [On each Segment Maturity Date we will determine the Index Interest as the Index Strategy Segment Base times the Index Growth Rate.

If the Index value on the Segment Maturity Date is equal to or greater than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then times (c), then less (g), but not greater than (e), where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(c) = the Participation Rate
(e) = the Index Growth Cap
(g) = the Spread

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then plus (f), but not greater than zero, where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(f) = the Buffer]

[Index interest does not include the portion of returns generated by the underlying index that come from dividends. The elements used in calculating index interest for future index strategy segments are not guaranteed and may be changed at our discretion (subject to the guarantees stated above). Any changes may increase or decrease the index interest for future index strategy segments.]]

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[[1 yr. S&P 500® Enhanced Cap Rate - 15% Buffer Index Strategy]

Type:     [Annual Point-to-Point]

Index:     [S&P 500® (which excludes dividends) *]

Transfer Date:     [The 15th day of each calendar month following the contract date]

Guaranteed Minimum Participation Rate: [100%]
Guaranteed Minimum Buffer: [15%]
Guaranteed Minimum Index Growth Cap: [5%]
Guaranteed Maximum Spread: [x%]

Segment Start Date:     [The date money is transferred into an index strategy]
Segment Duration:     [One year]
Segment Maturity Date:     [One year from the Segment Start Date]

Index Interest:     [On each Segment Maturity Date we will determine the Index Interest as the Index Strategy Segment Base times the Index Growth Rate.

If the Index value on the Segment Maturity Date is equal to or greater than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then times (c), then less (g), but not greater than (e), where:

(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(c) = the Participation Rate
(e) = the Index Growth Cap
(g) = the Spread

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then plus (f), but not greater than zero, where:

(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(f) = the Buffer]

[Index interest does not include the portion of returns generated by the underlying index that come from dividends. The elements used in calculating index interest for future index strategy segments are not guaranteed and may be changed at our discretion (subject to the guarantees stated above). Any changes may increase or decrease the index interest for future index strategy segments.]]

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[[1 yr. S&P 500® Step Rate Plus - 10% Buffer Index Strategy]

Type:     [Annual Point-to-Point]

Index:     [S&P 500® (which excludes dividends) *]

Transfer Date:     [The 15th day of each calendar month following the contract date]

Guaranteed Minimum Participation Rate: [60%]
Guaranteed Minimum Buffer: [10%]
Guaranteed Minimum Step Rate: [1%]

Segment Start Date:     [The date money is transferred into an index strategy]
Segment Duration:     [One year]
Segment Maturity Date:     [One year from the Segment Start Date]

Index Interest:     [On each Segment Maturity Date we will determine the Index Interest as the Index Strategy Segment Base times the Index Growth Rate.

If the Index value on the Segment Maturity Date is equal to or greater than the Index value on the Segment Start Date, then the Index Growth Rate equals: the greater of (h); and (a) divided by (b), minus 1, then times (c), where:

(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(c) = the Participation Rate
(h) = the Step Rate

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then plus (f), but not greater than zero, where:

(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(f) = the Buffer]

[Index interest does not include the portion of returns generated by the underlying index that come from dividends. The elements used in calculating index interest for future index strategy segments are not guaranteed and may be changed at our discretion (subject to the guarantees stated above). Any changes may increase or decrease the index interest for future index strategy segments.]]

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PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]
CONTRACT DATA CONTINUED

[[1 yr. S&P 500® Dual Directional Cap Rate - 10% Buffer Index Strategy]

Type:     [Annual Point-to-Point]

Index:     [S&P 500® (which excludes dividends) *]

Transfer Date:     [The 15th day of each calendar month following the contract date]

Guaranteed Minimum Participation Rate: [100%]
Guaranteed Minimum Buffer: [10%]
Guaranteed Minimum Index Growth Cap: [5%]
Segment Start Date: [The date money is transferred into an index strategy]
Segment Duration: [One year]
Segment Maturity Date: [One year from the Segment Start Date]

Index Interest: [On each Segment Maturity Date we will determine the Index Interest as the Index Strategy Segment Base times the Index Growth Rate.

If the Index value on the Segment Maturity Date is equal to or greater than the Index value on the Segment Start Date, then the Index Growth Rate equals: (a) divided by (b), minus 1, then times (c), but not greater than (e), where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(c) = the Participation Rate
(e) = the Index Growth Cap

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, and 1 minus the result of (a) divided by (b) is less than or equal to the Buffer, then the Index Growth Rate equals: 1 minus the result of (a) divided by (b), where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, and 1 minus the result of (a) divided by (b) is less than or equal to the Buffer, then the Index Growth Rate equals: (a) divided by (b), minus 1, then plus (f), where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(f) = the Buffer]

[Index interest does not include the portion of returns generated by the underlying index that come from dividends. The elements used in calculating index interest for future index strategy segments are not guaranteed and may be changed at our discretion (subject to the guarantees stated above). Any changes may increase or decrease the index interest for future index strategy segments.]]
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CONTRACT DATA CONTINUED

[[1 yr. S&P 500® Dual Directional Cap Rate - 15% Buffer Index Strategy]

Type:     [Annual Point-to-Point]

Index:     [S&P 500® (which excludes dividends) *]

Transfer Date:     [The 15th day of each calendar month following the contract date]

Guaranteed Minimum Participation Rate: [100%]
Guaranteed Minimum Buffer: [15%]
Guaranteed Minimum Index Growth Cap: [5%]
Segment Start Date:     [The date money is transferred into an index strategy]
Segment Duration:     [One year]
Segment Maturity Date:     [One year from the Segment Start Date]

Index Interest: [On each Segment Maturity Date we will determine the Index Interest as the Index Strategy Segment Base times the Index Growth Rate.

If the Index value on the Segment Maturity Date is equal to or greater than the Index value on the Segment Start Date then the Index Growth Rate equals: (a) divided by (b), minus 1, then times (c), but not greater than (e), where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(c) = the Participation Rate
(e) = the Index Growth Cap

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, and 1 minus the result of (a) divided by (b) is less than or equal to the Buffer, then the Index Growth Rate equals: 1 minus the result of (a) divided by (b), where:
(c) = the Index value on the Segment Maturity Date
(d) = the Index value on the Segment Start Date

If the Index value on the Segment Maturity Date is less than the Index value on the Segment Start Date, and 1 minus the result of (a) divided by (b) is less than or equal to the Buffer, then the Index Growth Rate equals: (a) divided by (b), minus 1, then plus (f), where:
(a) = the Index value on the Segment Maturity Date
(b) = the Index value on the Segment Start Date
(f) = the Buffer]

[Index interest does not include the portion of returns generated by the underlying index that come from dividends. The elements used in calculating index interest for future index strategy segments are not guaranteed and may be changed at our discretion (subject to the guarantees stated above). Any changes may increase or decrease the index interest for future index strategy segments.]]
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[* The S&P 500® is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Prudential for itself and affiliates including Pruco Life Insurance Company (“Pruco Life”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed by Pruco Life. It is not possible to invest directly in an index. Pruco Life’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes any representation or warranty, express or implied, to the owners of Pruco Life’s products or any member of the public regarding the advisability of investing in securities generally or in Pruco Life’s products particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Pruco Life with respect to the S&P 500® is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Pruco Life or Pruco Life’s products. S&P Dow Jones Indices has no obligation to take the needs of Pruco Life or the owners of Pruco Life’s products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices is responsible for and have not participated in the determination of the prices, and amount of Pruco Life’s products or the timing of the issuance or sale of Pruco Life’s products or in the determination or calculation of the equation by which Pruco Life’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Pruco Life’s products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PRUCO LIFE, OWNERS OF PRUCO LIFE’S PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PRUCO LIFE OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

END OF CONTRACT DATA
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POLICY NO. [XX XXX XXX]
TABLE(S)

Table of Limited No-Lapse Guarantee Values

The amounts below are not cash amounts that you can realize by surrendering the contract, nor are they death benefits payable. They are amounts used solely to determine whether the contract is protected against default on a monthly date as described under Limited No-Lapse Guarantee.

These values are used to determine the limited no-lapse guarantee as described under Limited No-Lapse Guarantee. The values on contract anniversaries are shown below. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

The Limited No-Lapse Guarantee period is the first [5] contract years.

Contract Anniversary	Limited No-Lapse Guarantee Value
Contract Date	[$0.00]
[1st]	[$2,061.49]
[2nd]	[$4,122.98]
[3rd]	[$6,184.47]
[4th]	[$8,245.96]
[5th]	[$10,307.45]

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Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk

Contract Year	Maximum Monthly Rate	Contract Year	Maximum Monthly Rate
[1]	[0.07666]	[34]	[0.94083]
[2]	[0.08833]	[35]	[1.04416]
[3]	[0.10000]	[36]	[1.16666]
[4]	[0.10916]	[37]	[1.31166]
[5]	[0.11583]	[38]	[1.48250]

[6]	[0.12166]	[39]	[1.67916]
[7]	[0.12916]	[40]	[1.90166]
[8]	[0.13750]	[41]	[2.14666]
[9]	[0.14583]	[42]	[2.41583]
[10]	[0.15083]	[43]	[2.71333]

[11]	[0.15583]	[44]	[3.04750]
[12]	[0.16166]	[45]	[3.43083]
[13]	[0.16750]	[46]	[3.87583]
[14]	[0.17500]	[47]	[4.38416]
[15]	[0.18333]	[48]	[4.96583]

[16]	[0.19416]	[49]	[5.64000]
[17]	[0.21000]	[50]	[6.42333]
[18]	[0.23000]	[51]	[7.33083]
[19]	[0.25083]	[52]	[8.37666]
[20]	[0.27250]	[53]	[9.56833]

[21]	[0.29333]	[54]	[10.88750]
[22]	[0.31250]	[55]	[12.30583]
[23]	[0.33250]	[56]	[13.79083]
[24]	[0.35416]	[57]	[15.29666]
[25]	[0.38083]	[58]	[16.79500]

[26]	[0.41416]	[59]	[18.24416]
[27]	[0.45833]	[60]	[19.57583]
[28]	[0.50916]	[61]	[20.96666]
[29]	[0.56750]	[62]	[22.58583]
[30]	[0.63083]	[63]	[24.32416]

[31]	[0.69916]	[64]	[26.18833]
[32]	[0.77166]	[65]	[28.14000]
[33]	[0.85166]	[66]	[30.07416]

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TABLE(S) CONTINUED

Contract Year	Maximum Monthly Rate	Contract Year	Maximum Monthly Rate
[67]	[31.92166]	[77]	[52.58000]
[68]	[33.75166]	[78]	[55.37750]
[69]	[35.53083]	[79]	[58.31750]
[70]	[37.22750]	[80]	[61.40583]
[71]	[38.80833]	[81]	[64.64833]
[72]	[40.52583]	[82]	[68.05000]
[73]	[42.69833]	[83]	[71.61666]
[74]	[44.98416]	[84]	[75.35083]
[75]	[47.38916]	[85]	[79.25666]
[76]	[49.91916]	[86]	[83.33333]

We may charge less than the maximum monthly rates. From time to time, we may change the rates we charge. We describe a number of the elements we use to determine such changes under General Provisions.

These values are determined as described in the Basis of Computation provision, using the Mortality Table and Interest Rate shown here:

Mortality Table: [Commissioners 2017 Standard Ordinary Mortality Table]

Effective Interest Rate: [1.00%]

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[[Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk for Rider to Provide Lapse Protection]

Contract Year	Maximum Monthly Rate	Contract Year	Maximum Monthly Rate
[1]	[0.00383]	[34]	[0.28225]
[2]	[0.00442]	[35]	[0.31325]
[3]	[0.00500]	[36]	[0.35000]
[4]	[0.00546]	[37]	[0.39350]
[5]	[0.00579]	[38]	[0.44475]

[6]	[0.00608]	[39]	[0.50375]
[7]	[0.00646]	[40]	[0.57050]
[8]	[0.00688]	[41]	[0.64400]
[9]	[0.00729]	[42]	[0.72475]
[10]	[0.00754]	[43]	[0.81400]

[11]	[0.00779]	[44]	[0.91425]
[12]	[0.00808]	[45]	[1.02925]
[13]	[0.00838]	[46]	[1.16275]
[14]	[0.00875]	[47]	[1.31525]
[15]	[0.00917]	[48]	[1.48975]

[16]	[0.00971]	[49]	[1.69200]
[17]	[0.01050]	[50]	[1.92700]
[18]	[0.01150]	[51]	[2.19925]
[19]	[0.01254]	[52]	[2.51300]
[20]	[0.01363]	[53]	[2.87050]

[21]	[0.01467]	[54]	[3.26625]
[22]	[0.01563]	[55]	[3.69175]
[23]	[0.01663]	[56]	[4.13725]
[24]	[0.01771]	[57]	[4.58900]
[25]	[0.01904]	[58]	[5.03850]

[26]	[0.02071]	[59]	[5.47325]
[27]	[0.02292]	[60]	[5.87275]
[28]	[0.02546]	[61]	[6.29000]
[29]	[0.02838]	[62]	[6.77575]
[30]	[0.03154]	[63]	[7.29725]

[31]	[0.20975]	[64]	[7.85650]
[32]	[0.23150]	[65]	[8.44200]
[33]	[0.25550]	[66]	[9.02225]

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TABLE(S) CONTINUED

Contract Year	Maximum Monthly Rate	Contract Year	Maximum Monthly Rate
[67]	[15.96083]	[77]	[39.43500]
[68]	[16.87583]	[78]	[41.53313]
[69]	[17.76542]	[79]	[43.73813]
[70]	[18.61375]	[80]	[46.05437]
[71]	[19.40417]	[81]	[48.48625]

[72]	[20.26292]	[82]	[51.03750]
[73]	[21.34917]	[83]	[53.71250]
[74]	[22.49208]	[84]	[56.51312]
[75]	[23.69458]	[85]	[59.44250]
[76]	[24.95958]	[86]	[62.50000]

We may charge less than the maximum monthly rates. From time to time, we may change the rates we charge. We describe a number of the elements we use to determine such changes under General Provisions.]

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TABLE(S) CONTINUED

[[Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk for Rider to Provide Acceleration of Death Benefit]

Contract Year	Maximum Monthly Rate	Contract Year	Maximum Monthly Rate
[1]	[0.00641]	[34]	[0.28162]
[2]	[0.00804]	[35]	[0.30952]
[3]	[0.01052]	[36]	[0.33375]
[4]	[0.01233]	[37]	[0.35864]
[5]	[0.01389]	[38]	[0.38486]

[6]	[0.01535]	[39]	[0.41249]
[7]	[0.01682]	[40]	[0.44215]
[8]	[0.01842]	[41]	[0.48326]
[9]	[0.02019]	[42]	[0.53366]
[10]	[0.02200]	[43]	[0.58947]

[11]	[0.02458]	[44]	[0.65094]
[12]	[0.02750]	[45]	[0.71766]
[13]	[0.03068]	[46]	[0.79991]
[14]	[0.03423]	[47]	[0.89353]
[15]	[0.03792]	[48]	[0.99053]

[16]	[0.04241]	[49]	[1.08751]
[17]	[0.04683]	[50]	[1.18449]
[18]	[0.05168]	[51]	[1.32560]
[19]	[0.05712]	[52]	[1.44237]
[20]	[0.06290]	[53]	[1.56793]

[21]	[0.06922]	[54]	[1.70134]
[22]	[0.07630]	[55]	[1.85750]
[23]	[0.08411]	[56]	[2.00220]
[24]	[0.09313]	[57]	[2.15133]
[25]	[0.10304]	[58]	[2.30489]

[26]	[0.11419]	[59]	[2.46289]
[27]	[0.12688]	[60]	[2.62534]
[28]	[0.14071]	[61]	[2.79225]
[29]	[0.15560]	[62]	[2.96354]
[30]	[0.23544]	[63]	[3.13929]

[31]	[0.21812]	[64]	[3.07650]
[32]	[0.23735]	[65]	[3.01498]
[33]	[0.25858]	[66]	[2.95468]

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TABLE(S) CONTINUED

Contract Year	Maximum Monthly Rate	Contract Year	Maximum Monthly Rate
[67]	[2.89558]	[77]	[2.36590]
[68]	[2.83767]	[78]	[2.31858]
[69]	[2.78091]	[79]	[2.27222]
[70]	[2.72530]	[80]	[2.22676]
[71]	[2.67080]	[81]	[2.18223]

[72]	[2.61738]	[82]	[2.13859]
[73]	[2.56502]	[83]	[2.09582]
[74]	[2.51374]	[84]	[2.05391]
[75]	[2.46346]	[85]	[2.01282]
[76]	[2.41419]	[86]	[1.97257]

We may charge less than the maximum monthly rates. From time to time, we may change the rates we charge. We describe a number of the elements we use to determine such changes under General Provisions.]

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TABLE(S) CONTINUED

[Table of Additional Amount Factors for Rider for Payment of an Additional Amount Upon
Surrender]

[Contract Year	Factor
1	[0.8600]
2	[0.6900]
3	[0.5300]
4	[0.3400]
5	[0.1600]
6	[0.0300]
7 and later	[0.00000] ]

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TABLE(S) CONTINUED

Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.
These factors apply during each contract year.

Contract Year	Factors	Contract Year	Factors
[1]	[2.48]	[31]	[1.47]
[2]	[2.44]	[32]	[1.44]
[3]	[2.39]	[33]	[1.42]
[4]	[2.35]	[34]	[1.40]
[5]	[2.31]	[35]	[1.38]

[6]	[2.27]	[36]	[1.36]
[7]	[2.23]	[37]	[1.34]
[8]	[2.19]	[38]	[1.32]
[9]	[2.15]	[39]	[1.30]
[10]	[2.11]	[40]	[1.28]

[11]	[2.07]	[41]	[1.26]
[12]	[2.04]	[42]	[1.25]
[13]	[2.00]	[43]	[1.23]
[14]	[1.96]	[44]	[1.22]
[15]	[1.93]	[45]	[1.20]

[16]	[1.90]	[46]	[1.19]
[17]	[1.86]	[47]	[1.17]
[18]	[1.83]	[48]	[1.16]
[19]	[1.80]	[49]	[1.15]
[20]	[1.77]	[50]	[1.14]

[21]	[1.74]	[51]	[1.13]
[22]	[1.71]	[52]	[1.12]
[23]	[1.68]	[53]	[1.11]
[24]	[1.65]	[54]	[1.10]
[25]	[1.62]	[55]	[1.09]

[26]	[1.59]	[56]	[1.08]
[27]	[1.57]	[57]	[1.08]
[28]	[1.54]	[58]	[1.07]
[29]	[1.52]	[59]	[1.07]
[30]	[1.49]	[60]	[1.06]

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Contract Year	Factors	Contract Year	Factors
[61]	[1.05]	[75]	[1.01]
[62]	[1.05]	[76]	[1.01]
[63]	[1.04]	[77]	[1.01]
[64]	[1.03]	[78]	[1.01]
[65]	[1.01]	[79]	[1.01]

[66]	[1.01]	[80]	[1.01]
[67]	[1.01]	[81]	[1.01]
[68]	[1.01]	[82]	[1.01]
[69]	[1.01]	[83]	[1.01]
[70]	[1.01]	[84]	[1.01]

[71]	[1.01]	[85]	[1.01]
[72]	[1.01]	[86]	[1.01]
[73]	[1.01]	[87]	[1.00]
[74]	[1.01]

END OF TABLE(S)

IVUL-CD-2024         Page 4I         [XXXXXX XXX]

DEFINITIONS

We, our, us, the Company and Pruco Life. - Pruco Life Insurance Company.

You and Your. - The owner(s) of the contract.

Insured. - The person named as the Insured on the first page. The Insured need not be the owner.

SEC. - The Securities and Exchange Commission.

Issue Date. - The contract date shown on the first page.

Anniversary or Contract Anniversary. - The same day and month as the contract date in each later year.

Contract Year. - A year that starts on the contract date or on an anniversary.

Attained Age. - The Insured's attained age at any time is the issue age plus the number of completed years since the contract date. You will find the Insured's issue age near the top of page 3.

Monthly Date. - The contract date and the same day as the contract date in each later month.

Company Representative. - Pruco Life licensed producers and brokers authorized to sell Pruco Life products.

Index Strategy(ies) – Any of the index-linked allocation options shown in the contract data pages. We consider the Index Strategy(ies) variable investment options for the purpose of any rider attached to your policy.

THE CONTRACT

Entire Contract

This policy and any attached copy of a rider, endorsement and application, including an application requesting a change, form the entire contract. We assume that all statements in an application are made to the best of the knowledge and belief of the person(s) who make them; in the absence of fraud, they are deemed to be representations and not warranties. We rely on those statements when we issue the contract and when we change it. We will not use any statement, unless made in an application, to try to void the contract, to contest a change, or to deny a claim.

Contract Modifications

Only a Pruco Life officer with the rank or title of vice president, or above, may agree to modify this contract, and then only in writing.

Incontestability

Except for non-payment of enough premium to prevent your policy from lapsing (see Default), we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date. We will not contest this contract for statements made in an application for reinstatement after the policy has been in force and the Insured has been alive for two years from the date of reinstatement.

OWNERSHIP

Unless a different owner is named in the application, the owner of the contract is the Insured. If a different owner is named, we will show that owner in an endorsement to the contract. This ownership arrangement will remain in effect unless you ask us to change it.
IVUL-2024         Page 5

You may change the ownership of the contract by sending us a request in a form that meets our needs. We may ask you to send us the contract to be endorsed. If we receive your request in a form that meets our needs, and the contract if we ask for it, we will file and record the change at our Home Office, and unless a different future effective date is specified by you, it will take effect on the date you signed the request. Any rights created by your request will not apply to any payments we have made or actions we have taken before the request was received and recorded at our Home Office. If you request an effective date after the date we have received and recorded your request, any rights created by your request will not apply to any payments we have made or actions we have taken prior to your chosen effective date. If the owner is a joint owner, all rights under this contract will be equally shared. If there is a contingent owner, all rights under this policy will remain with the primary owner during the primary owner's lifetime.

While the Insured is living, the owner alone is entitled to any contract benefit and value, and to the exercise of any right and privilege granted by the contract or by us.

DEATH BENEFIT PROVISIONS

We will pay a benefit to the beneficiary at the Insured's death if this contract is in force at the time of that death; that is, if it has not been surrendered and it is not in default past the grace period.

If the contract is not in default, the amount we will pay will be the death benefit determined as of the date of the Insured's death reduced by any contract debt (described under Loans).

If the contract is in default, and the Insured's death occurs in the grace period (described under Default), we will pay the death benefit reduced by any contract debt and the amount needed to pay charges through the date of death.

Payments received after the Insured's date of death will be returned. Charges will not be deducted for any period after the Insured's date of death.

If the Insured's death occurs past the grace period, no death benefit is payable.

Death Benefit

This contract has a Type A or Type B death benefit. We show the type of death benefit that applies to this contract under Type of Death Benefit.

If this contract has a Type A death benefit, the death benefit on any date is equal to the greater of: (1) the basic insurance amount, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type B death benefit, the death benefit on any date is equal to the greater of: (1) the basic insurance amount plus the contract fund before deduction of any monthly charges due on that date, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

For the purpose of computing the death benefit, if the contract fund is less than zero, we will consider it to be zero. Your basic insurance amount and attained age factors are shown in the contract data pages.

Additional Death Benefits

This contract may provide additional benefits, which may be payable on an Insured's death. If it does, they will be listed on a contract data page, and a form describing the benefit will be included in this contract. Any such benefit will be payable only if the contract has not been surrendered and is not in default past the grace period at the time of the death.

IVUL-2024         Page 6

Method of Payment

You may choose to have any death benefit paid in a single sum or under one of the optional modes of settlement shown in the Settlement Options provision.

Suicide Exclusion

If the Insured, whether sane or insane, dies by suicide within two years from the issue date, this contract will end without any death benefit paid, and we will return the premiums paid, less any contract debt, and less any withdrawals.

If the Insured, whether sane or insane, dies by suicide within two years from the effective date of this policy's reinstatement, this contract will end without any death benefit paid and we will return the reinstatement charge and any premiums paid after the reinstatement date, less any contract debt, and less any withdrawals.

Interest on Death Benefit

Any death benefit described above that is requested as a single sum will be credited with interest. The amount will be the greater of: (1) interest calculated in accordance with applicable laws, and (2) interest calculated from the date of death at a rate declared by Pruco Life Insurance Company.

DECREASE IN BASIC INSURANCE AMOUNT

You may decrease the basic insurance amount, subject to our approval and all these conditions and the paragraphs that follow:

1.You must ask for the decrease in a form that meets our needs.

2.The amount of the decrease must be at least equal to the minimum decrease in basic insurance amount shown under Contract Limitations in the contract data pages.

3.The basic insurance amount after a decrease must be at least equal to the minimum basic insurance amount shown under Contract Limitations in the contract data pages.

4.If we ask you to do so, you must send us the contract to be endorsed.

5.The contract must not be in default.

6.You may not decrease the basic insurance amount if any surrender charge on the decrease exceeds the amount in your contract fund less the administrative charge (shown under Adjustments to the Contract Fund) for the decrease.

We may decline the decrease if we determine it would cause the contract to fail to qualify as life insurance under the applicable tax law. A decrease will take effect only if we approve your request for it at our Home Office and will take effect on the date we approve it. If we approve the decrease, we will recompute the contract's charges and values in the appropriate tables. A decrease in the basic insurance amount may also affect the amount of any extra benefits this contract might have. We will send you new contract data pages showing the amount and effective date of the decrease and the recomputed charges and values. If the Insured is not living on the effective date, the decrease will not take effect. We may deduct the administrative charge (shown under Adjustments to the Contract Fund) for the decrease.

Surrender Charge on Decreases

We will reduce the basic insurance amount by the amount of the decrease. The surrender charge threshold is the lowest basic insurance amount since the contract was issued. If the basic insurance amount after the decrease is above the surrender charge threshold, we will not impose a surrender charge. To determine the surrender charge deducted from the contract fund when the new basic insurance amount is below the threshold, we multiply the surrender charge (see Schedule of Maximum Surrender Charges) by the difference between the threshold amount and the new basic insurance amount and divide by the threshold amount plus the amounts by which the basic insurance amount was reduced for any withdrawals.

IVUL-2024         Page 7

COST OF INSURANCE

On each monthly date, we will deduct a charge for the cost of insurance from the contract fund. To determine the maximum charge for the cost of insurance, we use the following method:

We determine the maximum cost of insurance rate for the basic insurance amount shown in the contract data pages using the maximum monthly rate shown under the Table of Maximum Monthly Insurance Rates. We then multiply the rate by the net amount at risk (see Contract Fund) divided by $1,000 to compute the maximum charge for the cost of insurance. For the purpose of computing the net amount at risk, if the contract fund is less than zero, we will consider it to be zero.

CHANGING THE TYPE OF DEATH BENEFIT

This contract has a Type A or Type B death benefit (see Death Benefit). Subject to our approval, you may change the type of death benefit. We will adjust the basic insurance amount so that the death benefit immediately after the change will remain the same as the death benefit immediately before the change.

If the change in the type of death benefit results in a reduction in the basic insurance amount, the basic insurance amount after the decrease must be at least equal to the minimum basic insurance amount, which we show under Contract Limitations in the contract data pages. We may deduct from the contract fund the administrative charge shown for decreases in the basic insurance amount under Adjustments to the Contract Fund. We may deduct from the contract fund a surrender charge for a reduction in the basic insurance amount as described in the Decrease in Basic Insurance Amount provision.

Type A to B

If you are changing from a Type A to a Type B death benefit, we will reduce the basic insurance amount by the contract fund on the date the change takes effect.

Type B to A

If you are changing from a Type B to a Type A death benefit, we will increase the basic insurance amount by the contract fund on the date the change takes effect.

A change in the type of death benefit will take effect only if we approve your request at our Home Office. If we approve the change, we will recompute the contract's charges, values and limitations shown in the contract data pages. The change will take effect on the monthly date that coincides with or next follows the date we approve your request. We will send you new contract data pages showing the amount and effective date of the change in basic insurance amount and the recomputed charges, values and limitations.

Your request for a change must be in a form that meets our needs. We may require you to send us this contract before we make the change.

BENEFICIARY

You may designate or change a beneficiary by sending us a request in a form that meets our needs. We may ask you to send us the contract to be endorsed. If we receive your request, and the contract if we ask for it, we will file and record the change at our Home Office and, unless a different future effective date is specified by you, it will take effect on the date you signed the request. Any rights created by your request will not apply to any payment(s) we have made or actions we have taken before your request was received and recorded. If you request an effective date after the date we have received and recorded your request, any rights created by your request will not apply to any payments we have made or actions we have taken prior to your chosen effective date. Any beneficiary's interest is subject to the rights of any assignee we know of.
IVUL-2024         Page 8

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1.One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2.One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3.Two or more in the same class who have the right to be paid will be paid in equal shares.

4.If none survives the Insured, we will pay in one sum to the Insured's estate.

Before we make a payment, we have the right to decide what proof we need of the identity, age, or other facts about any persons designated as beneficiaries. If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

PREMIUM PAYMENT

Payment of Premiums

The minimum initial premium shown in the contract data pages is due on or before the contract date. There is no insurance under this contract until that premium is paid. We may require an additional premium if adjustments to premium payments plus any contract fund charges due on or before the payment date exceed the minimum initial premium.

Subject to the limitations below, additional premiums may be paid at any time during the Insured's lifetime up to attained age 121 as long as the contract is not in default beyond the grace period. A premium may be paid at our Home Office or to any of our authorized representatives. We will give a signed receipt upon request. The minimum premium we will accept is shown on a contract data page. We have the right to refuse to accept a premium payment that would in our opinion cause this contract to fail to qualify as life insurance under applicable tax law.

We will refund the excess of any premium payment made over the maximum amount that could be paid without disqualifying the policy as life insurance under Section 7702 of the Internal Revenue Code. However, the premium shall not be refunded if it is necessary to continue insurance coverage. We also have the right to refuse to accept any payment that increases the death benefit by more than it increases the contract fund.

While a loan exists, we will treat the amounts you pay as premiums unless you submit to us a written request that they be treated as loan repayments.

Net Premium Amount

The net premium amount is the portion of each premium you pay that we add to the contract fund. It is equal to the premium paid minus the adjustments to premium payments shown on a contract data page.

Crediting the Initial Premium Payment

If we receive the first premium payment on or before the contract date, we will credit the net premium amount to the contract fund on the contract date. If we receive the first premium payment after the contract date, we will credit the net premium amount to the contract fund on the date we receive your payment.

IVUL-2024         Page 9

Allocations

We will allocate 100% of any net premium into the Money Market Investment Option until the tenth day after you receive this contract. At the end of that day we will re-allocate the amount in the Money Market Investment Option in accordance with the Payment Allocation Instructions shown in the contract data pages or your most current Payment Allocation Instructions on file with us.

You may allocate all or a part of your net premium amount to one or more of the variable investment options, the index strategy(ies), and the fixed rate option listed in the contract data pages, subject to the provisions of any rider attached to your policy. You may choose to allocate nothing to a particular variable investment, index strategy, or fixed rate option. You may not choose a fractional percentage.

The Payment Allocation Instructions are shown on a contract data page. You may change the allocation for future net premium amounts at any time if the contract is not in default, and subject to the provisions of any rider attached to your policy. To change your allocation, simply notify us in a form that meets our needs. The change will take effect on the date we receive your notice; we will send you a confirmation of the transaction.

CONTRACT FUND

When you make your first premium payment, the net premium amount, less any charges due on or before that day, becomes your contract fund. Amounts are added to and subtracted from the contract fund as shown under Adjustments to the Contract Fund in the contract data pages. The contract fund is used to pay charges under this contract and will determine, in part, whether this contract will remain in force or go into default. The contract fund is also used to determine your loan and surrender values, the amount you may withdraw, and the death benefit. Additional amounts credited to the contract fund are nonforfeitable after crediting except indirectly due to surrender charges.

Cash Value

The cash value at any time is the contract fund less any surrender charge. We show the maximum surrender charge in the Schedule of Maximum Surrender Charges.

Net Cash Value

The net cash value at any time is the cash value less any contract debt. If the contract is in default, the net cash value is zero.

Net Amount at Risk

The net amount at risk is used to determine the cost of insurance as described under Adjustments to the Contract Fund. It is equal to the death benefit (see Death Benefit), discounted for one month of interest, minus the contract fund. For the purpose of computing the net amount at risk, if the contract fund is less than zero we will consider it to be zero.

The annual effective interest rate used to calculate the one month of interest discounting is shown in the contract data pages.

Valuation of Variable Investment Options

Amounts allocated to a variable investment option are converted to a number of units. The number of units added to each variable investment option is determined by dividing the amount allocated to each variable investment option by the dollar value of one unit for such variable investment option.

Amounts taken from each variable investment option decrease the number of units in each variable investment option. The number of units subtracted from each variable investment option is determined by dividing the amount taken from the variable investment option by the dollar value of one unit for such variable investment option.

IVUL-2024         Page 10

The unit value for each variable investment option will vary to reflect the investment experience of the applicable fund and will be determined on each valuation day by multiplying the unit value of the particular variable investment option on the preceding valuation day by a net investment factor for that variable investment option for the valuation period then ended. The valuation day is any date on which the New York Stock Exchange is open for trading and the variable investment option is valued. The valuation period is the period of time from the close of the immediately preceding valuation day to the close of the current valuation day.

The net investment factor for each of the variable investment options is equal to:

1.the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any dividend or capital gain distributions paid by that fund in the valuation period then ended); divided by

2.the net asset value per share of the corresponding fund determined as of the end of the immediately preceding valuation period; minus

3.the daily portion of the mortality and expense risk charge shown in the contract data pages assessed during the valuation period. The net investment factor may be greater or less than one. Therefore, the value of a unit may increase or decrease.

If the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that we cannot value the variable investment options, we may postpone all transactions which require valuation of the variable investment option until valuation is possible.

Valuation of Index Strategies With a Buffer

Amounts transferred to an index strategy are held in an index strategy segment (see Index Strategy Segments).

For the index strategy(ies) with a buffer, the value of each index strategy segment on the segment start date is equal to the index strategy segment base (see Index Strategy Segment Base).

We will use an interim value to determine the fair market value of each index strategy segment on any valuation day other than the segment start date and the segment maturity date.

The interim value for each index strategy segment is equal to the sum of (1) and (2), where:

(1)Is equal to (a) the index strategy segment base on the valuation day the interim value is calculated, reduced by (b) the fair value of the replicating portfolio of options on the segment start date, with straight line amortization to the segment maturity date;
(2)Is the fair value of the replicating portfolio of options on the valuation day the interim value is calculated.

The valuation day is every day the New York Stock Exchange is open for trading or any other day that the Securities and Exchange Commission requires portfolios or unit investment trusts to be valued, and any applicable index value is published.

The fair value of the replicating portfolio of options is designated by us and is used to estimate the market value of the possibility of gain or loss on the segment maturity date. The value may be positive or negative.

Valuation of Index Strategies Without a Buffer

Amounts transferred to an index strategy are held in an index strategy segment (see Index Strategy Segments).

For the index strategy(ies) without a buffer, the value of each index strategy segment prior to the segment maturity date is equal to the index strategy segment base (see Index Strategy Segment Base).

IVUL-2024         Page 11

DEFAULT

Excess Contract Debt Default

If your policy has an outstanding loan, and if contract debt ever grows to be equal to or more than the cash value, the contract will have excess contract debt and will be in default.

Cash Value Default

On each monthly date, we will determine the cash value. If the cash value is greater than zero and the contract has no excess contract debt, the contract will remain in force until the next monthly date. If the cash value is zero or less, the contract is in default, unless it remains in force under a no-lapse guarantee.

Notice of Default

If the contract is in default, we will mail you a notice stating the amount we will need to keep the contract in force. That amount will equal a premium which we estimate will keep the contract in force for three months from the date of default. We grant a 61-day grace period from the date we mail the initial notice to pay this amount. The contract will remain in force during this period. If that amount is not paid to us or postmarked by the end of the 61-day grace period, the contract will end and have no value. At least 30 days prior to termination of coverage, we will send another notice to your last known address reiterating the amount you must pay to bring the policy out of default. We will also send a notice to any assignee of record at least 30 days prior to termination of coverage.

LIMITED NO-LAPSE GUARANTEE

On each monthly date during the Limited No-Lapse Guarantee period shown under the Table of Limited No-Lapse Guarantee Values, and while the contract is in force, we will:

1.Accumulate premium payments;

2.Accumulate any withdrawal amounts; and

3.If the contract was previously reinstated (see Reinstatement), determine the amount of any loan at the time of default.

We then subtract amounts 2 and 3 from amount 1 and compare the result to the values shown in or derived from the Table of Limited No-Lapse Guarantee Values for such monthly date. If the result is equal to or greater than the appropriate value and the contract has no excess contract debt, the contract will remain in force until the next monthly date. If the result is less than the appropriate value and any of the events described under Default have occurred, the contract is in default as described under Default.

The Limited No-Lapse Guarantee will not prevent the contract from being in default for excess contract debt.

The Table of Limited No-Lapse Guarantee Values shows such values on contract anniversaries. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

The policy's cash value at the end of the Limited No-Lapse Guarantee period may be insufficient to keep the policy in force unless an additional premium payment is made at that time (see Default).

IVUL-2024         Page 12

REINSTATEMENT

If this contract ends without value, as described under Default, you may reinstate it. The following conditions must be satisfied:

1.The contract must not have been in default for more than 5 years.

2.You must prove to us that the Insured is insurable for the contract at the same rating class that applied at the expiration of the grace period.

3.You must pay us a premium that we estimate will be sufficient, after deduction of the charges shown under Adjustments to the Premium, to cover: (a) an amount, if any, required to bring the net cash value to zero when the grace period expired, plus (b) the deductions from the contract fund for three monthly dates starting on the date of reinstatement. Required payment amounts will reflect any charges due and unpaid from the period during which the policy was supported by a no-lapse guarantee in addition to charges due and unpaid during the grace period.

4.Accrued loan interest due when the grace period expired, if any, must also be paid. Any remaining contract debt on the date of default will be canceled and will not be reinstated.

The date of reinstatement will be the date we approve your request. Upon approval, we will deduct all required charges from your payment and put the balance in your contract fund. We will also credit the contract fund with a refund of that part of any surrender charge deducted at the expiration of the grace period which would have been charged if the contract were surrendered immediately after reinstatement. Following reinstatement, all policy charges resume based upon the current contract year and attained age of the Insured.

SEPARATE ACCOUNT

The words "separate account," when we use them in this contract without qualification, mean any separate account we establish to support variable life insurance contracts like this one. We list the separate account(s) available to you in the contract data pages. We may establish additional separate accounts. The process for obtaining consent is on file, where required, with the insurance regulator where this contract is delivered. We will notify you within one year if we do so.

A separate account may offer one or more variable investment options; or one or more index strategies. We list them in the contract data pages. When permitted by law and subject to any required notice to you and approval by regulatory authorities or contract owners, we have the right to make the following changes: establish additional variable investment options; substitute, merge or eliminate existing variable investment options; restrict premium payments or transfers into any variable investment option; close existing variable investment options to new investments; establish additional index strategies; eliminate existing index strategies; restrict premium payments or transfers into any index strategy; and close existing index strategies to new investments.

Income and realized and unrealized gains and losses from assets in each variable investment option and/or each index strategy are credited to, or charged against, that variable investment option and/or that index strategy. This is without regard to income, gains, and/or losses in other variable investment options and index strategies.

Investments for Variable Investment Options

We may invest the assets of different variable investment option separate accounts in different ways. But we will do so only with the consent of the SEC and, where required, of the insurance regulator of our state of domicile and/or where this contract is delivered. The process for obtaining consent is on file, where required, with the insurance regulator of our state of domicile and/or where this contract is delivered.

IVUL-2024         Page 13

The portion of assets of the variable investment option separate account equal to the reserves and other contract liabilities with respect to the account shall not be charged with liabilities arising out of any other business we may conduct. The assets of the variable investment option separate account shall be available to cover the liabilities of the general account only to the extent that the assets exceed the liabilities of the variable investment option separate account arising under the variable life insurance policies supported by the variable investment option separate account.

We will determine the value of the assets in each variable investment option separate account registered with the SEC under the Investment Company Act of 1940 and any variable investment option on each day the New York Stock Exchange is open for business (see Valuation of Variable Investment Options).

Investments for Index Strategies

Assets supporting the index strategies are held in a non-insulated and non-unitized separate account established under Arizona law. These assets are subject to the claims of the creditors of Pruco Life Insurance Company and the benefits provided under the index strategies are subject to the claims paying ability of Pruco Life Insurance Company. You do not have any interest in or claim on the assets in the index strategies separate account. In addition, amounts allocated to the index strategies do not participate in the performance of the assets held in the index strategies separate account. We are not obligated to invest according to specific guidelines or strategies except as may be required by Arizona and other state insurance laws.

FIXED RATE OPTION

We list the fixed rate option available to you in the contract data pages. Amounts in the fixed rate option are credited with guaranteed interest as described in the contract data pages. We may also credit excess interest. Any excess interest credited is nonforfeitable after crediting except indirectly due to surrender charges.

INDEX STRATEGIES

Fixed Holding Accounts

Net premiums allocated to the index strategy(ies), or funds requested to be transferred to the index strategy(ies), will be temporarily deposited into a designated fixed holding account for each index strategy on the effective date of the payment or requested transfer, prior to being transferred to such new index strategy segment. Other transactions that may result in funds being deposited into a fixed holding account are loan repayments, interest credits accrued on outstanding loans and reinstatement payments. Additionally, any portion of a maturing index strategy segment allocated to the index strategy(ies) will also be deposited into a fixed holding account on the applicable segment maturity date.

Amounts in the fixed holding account(s) are credited with guaranteed interest as described in the contract data pages. We may also credit excess interest.

Premiums may not be allocated to a fixed holding account, as they are only intended to hold funds temporarily that are being allocated, or requested to be transferred, to the index strategy(ies). Transfers out of a fixed holding account (with the exception of automatic monthly transfers to the index strategy(ies)) may be made only with our consent unless required by any rider attached to your policy. Funds may be deducted from a fixed holding account to pay monthly charges, withdrawals or loans.

Index Strategies

Amounts in the index strategy(ies) may have interest applied as described in the contract data pages. When an index strategy segment matures, index interest may be applied to the index strategy segment using index values as described below. The value of an index strategy equals the sum of the values in each of that index strategy's segments applicable to your contract.

We list the index strategy(ies) available to you in the contract data pages. We may add additional index strategies. If an index strategy is added, we will notify you.
IVUL-2024         Page 14

Index

The index for each index strategy is shown in the contract data pages.

Index Value

The index value on any date is the published value of the index, excluding any dividends that may be paid by the firms that comprise the index, as of the close of business on that date. If there is no published closing value for the index on a segment start date or a segment maturity date, we will use the most recently published closing value for the index.

Transfer Dates

Transfer dates are described in your contract data pages. Index strategy segments may be created only on transfer dates. No transfers may be made out of an index strategy segment prior to the index strategy segment maturity date unless required by any rider attached to your policy.

Transfers to an Index Strategy

On each transfer date, the amount transferred into a new index strategy segment will be determined as the sum of: A) the current value in the fixed holding account for that strategy (including any interest earned) plus B) the designated transfer amount (see Designated Transfers for additional details). However, we reserve the right to retain funds in a fixed holding account that were deposited fewer than two business days prior to a transfer date, until the following transfer date. We also reserve the right to delay the election of, or changes to, any designated transfer or maturing segment allocation instructions that are received later than two business days prior to a transfer date, until the following transfer date.

Transfers from an Index Strategy

Other than maturing index strategy segments, transfers out of an index strategy will not be permitted unless required by any rider attached to your policy (see Index Strategy Segments).

Index Strategy Segments

Each time a transfer is made from a fixed holding account to an index strategy a new index strategy segment is created. The segment start date is the transfer date on which the transfer from the fixed holding account is made. The transfer date, segment start date, segment duration, and segment maturity dates are shown in the contract data pages for each index strategy.

On the segment maturity date, index interest is applied as described in the contract data pages. The final value at segment maturity after index interest is applied is then transferred in accordance with your maturing segment allocation instructions on that same day. You can submit separate maturing segment allocation instructions that will direct the proceeds of a maturing segment into the fixed rate option and/or any index strategy(ies), subject to the provisions of any rider attached to your policy. Allocation to the variable investment options may be made only with our consent. Unless maturing segment allocation instructions are provided within the required timeframe (see Transfers to an Index Strategy), maturing index strategy segment values will be allocated to a new segment in the same index strategy. If this policy lapses or terminates before the index strategy segment maturity date, no index interest will be applied.

Index Strategy Segment Base

The index strategy segment base is used in determining the value of an index strategy segment prior to the segment maturity date and the index interest on the segment maturity date.

For the index strategy(ies) without a buffer, the index strategy segment base is the initial amount transferred to the segment on the segment start date, less amounts withdrawn and/or deducted (including loans).

For the index strategy(ies) with a buffer, the index strategy segment base is the initial amount transferred to the segment on the segment start date, less amounts withdrawn and/or deducted (including loans) in the same proportion that the amounts reduced the interim value for that segment.

If the index strategy segment base is less than zero, we will consider it to be zero.

IVUL-2024         Page 15

Participation Rate

The participation rate is used in determining index interest for each index strategy segment. The guaranteed minimum participation rate for the index strategy is shown in your contract data pages. We will determine the participation rate for each segment in advance. Once an index strategy segment is created, its participation rate will not change. The participation rate applicable for any future index strategy segment may change at our discretion. The participation rate for each segment will not be lower than the guaranteed minimum participation rate for the index strategy.

Index Growth Floor

The index growth floor (if applicable) is used in determining index interest for each index strategy segment. The guaranteed minimum index growth floor for the index strategy is shown in your contract data pages. We will determine the index growth floor for each segment in advance. Once an index strategy segment is created, its index growth floor will not change. The index growth floor applicable for any future index strategy segment may change at our discretion. The index growth floor for each segment will not be lower than the guaranteed minimum index growth floor for the index strategy.

Index Growth Cap

The index growth cap (if applicable) is used in determining index interest for each index strategy segment. The guaranteed minimum index growth cap for the index strategy is shown in your contract data pages. We will determine the index growth cap for each segment in advance. Once an index strategy segment is created, its index growth cap will not change. The index growth cap applicable for any future index strategy segment may change at our discretion. The index growth cap for each segment will not be lower than the guaranteed minimum index growth cap for the index strategy.

Spread

The spread (if applicable) is used in determining index interest for certain indexed account segments. The guaranteed maximum spread for an applicable indexed account is shown in the contract data pages. We will determine the spread for each segment in advance. The spread may change at our discretion. The spread for each segment will not be higher than the guaranteed maximum spread for that indexed account. Once an indexed account segment is created, its spread will not change.

Buffer

The buffer (if applicable) is used in determining index interest for each index strategy segment. The guaranteed minimum buffer for the index strategy is shown in your contract data pages. We will determine the buffer for each segment in advance. Once an index strategy segment is created, its buffer will not change. The buffer applicable for any future index strategy segment may change at our discretion. The buffer for each segment will not be lower than the guaranteed minimum buffer for the index strategy.

Step Rate

The step rate (if applicable) is used in determining index interest for each index strategy segment. The guaranteed minimum step rate for the index strategy is shown in your contract data pages. We will determine the step rate for each segment in advance. Once an index strategy segment is created, its step rate will not change. The step rate applicable for any future index strategy segment may change at our discretion. The step rate for each segment will not be lower than the guaranteed minimum step rate for the index strategy.

Index Interest

Index interest may be applied on each segment maturity date using the index strategy segment base, the index value on the segment maturity date, the index value on the segment start date, the participation rate, the index growth floor, the index growth cap, the spread, the buffer, and the step rate. The method we use to compute interest is shown in the contract data pages for each index strategy. Index interest can be positive or negative.

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Discontinuation of or Substantial Change to an Index

If the index described in the contract data pages is no longer available or if the index calculation is substantially changed, we reserve the right to substitute a replacement index subject to our discretion and any required regulatory approvals. If an index is replaced, we will notify you and any assignee of record of the substitution.

Closure or Replacement of an Index Strategy

At least one index strategy will always be available on your policy, but we reserve the right to close an index strategy at any time. If this happens, no new transfers to that index strategy will be allowed and amounts expiring on segment maturity dates will be moved by us to the fixed rate option, unless you submit separate maturing segment allocation instructions, until no value remains in that index strategy. If an index strategy is withdrawn, replaced or closed, we will notify you and any assignee of record.

TRANSFERS

You have the right to transfer amounts out of any variable investment option and into any other variable investment option(s), the fixed rate option, and/or any index strategy(ies) at any time if the contract is not in default, and subject to the provisions of any rider attached to your policy.

You have the right to transfer amounts out of the fixed rate option and into any index strategy(ies) at any time if the contract is not in default, and subject to the provisions of any rider attached to your policy.

You may make up to twelve transfers in each contract year without charge. Additional transfers may be made during each contract year, but only with our consent. We may charge for additional transfers as we state under Adjustments to the Contract Fund. Transfers out of the fixed rate option and into the variable investment options may be made only with our consent.

We may restrict the number, timing and amount of transfers in accordance with our rules if your transfer activity is determined by us to be disruptive to the variable investment option or to the disadvantage of other contract owners. We may prohibit transfer requests made by an individual acting under a power of attorney on behalf of more than one contract owner.

To make a transfer, you must ask us in a form that meets our needs. Unless otherwise restricted, the transfer will take effect on the date we receive your notice at our Home Office.

Designated Transfers

You may elect to designate a specific dollar amount as a monthly designated transfer from the fixed rate option to any of the index strategies, subject to the provisions of any rider attached to your policy. If on a transfer date, at the time of transfer, the value of the fixed rate option is less than the designated amount, the full value of the fixed rate option will be transferred in proportion to the designated transfer allocation instructions.

You may elect to add, change or discontinue the designated transfer allocation instructions at any time. We reserve the right to delay the election of, or changes to, any designated transfer allocation instructions that are received later than two business days prior to a transfer date, until the following transfer date. If new designated transfer allocation instructions are received while existing instructions are in place, the new instructions will cancel and replace the existing instructions.

The designated transfers will terminate at the earliest of the following:

1.the designated transfer allocation instructions are canceled by the owner;

2.a number of months has elapsed equal to the number of transfers specified by the owner in their current designated transfer instructions;

3.on a future date requested by the owner; and

4.when required by any rider attached to your policy.

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Transfer Restriction Period

We reserve the right to initiate a transfer restriction period whenever a loan causes a reduction in value of an index strategy segment or there is a required transfer from an index strategy segment to the fixed rate option before the maturity date, subject to the provisions of any rider attached to your policy. The transfer restriction period is a 12-month period when no portion of premiums may be allocated to an index strategy. No transfers will be permitted into an index strategy, and designated transfers will be canceled. This period begins on the date any portion of a loan causes a reduction in the value of an index strategy segment, except to the extent such reduction is solely due to unpaid interest on the applicable loan; or the date there is a required transfer from an index strategy to the fixed rate option before the maturity date, subject to the provisions of any rider attached to your policy. When the transfer restriction period ends, you will again be permitted to allocate premiums to, and transfer funds into an index strategy, and you may provide new designated transfer instructions.

SURRENDER

You may surrender this contract for its net cash value (see Contract Fund). To do so, you must ask us in a form that meets our needs. We may require you to send us the contract.

We will usually pay any net cash value within seven days after we receive your request and the contract (if we require it) at our Home Office. But we have the right to postpone paying you the part of the net cash value that is to come from any index strategy and/or any variable investment option provided by a separate account if: (1) the New York Stock Exchange is closed; (2) the SEC requires that trading be restricted or declares an emergency; or (3) the applicable index value is not published. We have the right to postpone paying you the remaining net cash value that is to come from the fixed rate option and/or the fixed holding account(s) for up to six months. If we postpone payment, we will credit any required interest at a rate not less than required by applicable laws.

Any net cash value available under the contract at any time other than on a contract anniversary will be calculated with allowance for lapse of time from the last preceding contract anniversary.

WITHDRAWALS

You may make withdrawals from the contract subject to all these conditions and the paragraph that follows:

1.You must ask for the withdrawal in a form that meets our needs.

2.The contract fund less any contract debt after withdrawal may not be less than or equal to zero after deducting (a) any charges associated with the withdrawal and (b) an amount that we estimate will be sufficient to cover the contract fund deductions for two monthly dates following the date of withdrawal.

3.You may not withdraw less than the minimum amount shown under Contract Limitations.

4.The basic insurance amount after withdrawals must be at least equal to the minimum basic insurance amount shown under Contract Limitations.

Any amount withdrawn may not be repaid except as a premium subject to charges.

Effect on Contract Fund

On the date we approve your request, we will reduce your contract fund by the withdrawal amount and the charges listed under Adjustments to the Contract Fund. Unless you request otherwise and we agree, we will take any withdrawal: First, proportionately from the fixed rate and variable investment options; then proportionally from the fixed holding account(s); and then from the index strategy segments starting with the most recent. For multiple index strategy segments created on the same date, amounts will be taken from these index strategy segments in proportion to the value of these segments.

We may charge an administrative fee as stated under Adjustments to the Contract Fund.

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Effect on Basic Insurance Amount

If you have a Type B death benefit, withdrawals will not affect the basic insurance amount.

If you have a Type A death benefit and the withdrawal would cause the net amount at risk (see Contract Fund) to increase, we will reduce the basic insurance amount and, consequently, your death benefit to offset this increase. The reduction in the basic insurance amount will never be more than the withdrawal amount. If we reduce the basic insurance amount, we will recompute the contract's charges, values and limitations. We will send you new contract data pages showing these changes.

We will usually pay any withdrawal amount within seven days after we receive your request at our Home Office, but we have the right to postpone paying you the part of the withdrawal amount that is to come from any index strategy and/or any variable investment option provided by a separate account if: (1) the New York Stock Exchange is closed; (2) the SEC requires that trading be restricted or declares an emergency; or (3) the applicable index value is not published. We have the right to postpone paying you the remaining withdrawal amount that is to come from the fixed rate option and/or the fixed holding account(s) for up to six months. If we postpone payment, we will credit any required interest at a rate not less than required by applicable laws.

LOANS

Subject to the requirements of this provision, you may at any time borrow any amount up to the current loan value less any existing contract debt.

Loan Value

If the contract is not in default, the loan value at any time is equal to the sum of (a) 99% of the cash value attributable to the variable investment options, (b) 99% of the cash value attributable to the index strategy(ies), and (c) the balance of the cash value.

If the contract is in default, it has no loan value.

Contract Debt

Contract debt at any time means the loan on the contract at that time, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Requirements

For us to approve a loan, the following requirements must be met: you must assign this contract to us as sole security for the loan, the Insured must be living, and the resulting contract debt must not be more than the loan value.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Interest Charge

We will charge interest daily on any loan. Interest is due on each contract anniversary, or when the loan is paid back, whichever comes first. If interest is not paid when due, we will increase the loan amount by any unpaid interest. Except as stated below, we charge interest at an effective annual rate shown under Loan Interest Rate in the contract data pages.

Preferred Loans

On and after the 10th contract anniversary, all new and existing loans will be considered to be Preferred Loans. Preferred Loans are charged interest at an effective annual rate shown under Preferred Loan Interest Rate in the contract data pages.

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Effect on Contract Fund

When you take a loan, the amount of the loan continues to be a part of the contract fund and is credited with interest as described in the contract data pages.

We will reduce the portion of the contract fund allocated to the variable investment options, the index strategy(ies), and the fixed rate option by the amount you borrow, and by loan interest that becomes part of the loan if it is not paid when due.

We will take any loan as follows: First, proportionately from the fixed rate and variable investment options based on the loanable value in each option; then proportionally from the fixed holding account(s); and then from the index strategy segments starting with the most recent. For multiple index strategy segments created on the same date, amounts will be taken from these index strategy segments in proportion to the value of these segments. When a loan causes a reduction in the value of an index strategy segment, we reserve the right to initiate a transfer restriction period (see Transfer Restriction Period). A deduction from an index strategy segment due solely to an increase in the loan amount as a result of unpaid interest added to the outstanding loan will not trigger the start of a transfer restriction period.

On each monthly date, if there is a contract loan outstanding at any time during the previous month, we will increase the portion of the contract fund in the variable investment options, the index strategy(ies), and the fixed rate option by interest credits accrued on the loan since the last monthly date. When you repay all or part of a loan, we will increase the portion of the contract fund in the variable investment options, the index strategy(ies), and the fixed rate option by the amount of that repayment. To do this, we will use your payment allocation instructions on file as of the loan payment date. We will also decrease the portion of the contract fund on which we credit the guaranteed interest rate as described in the contract data pages by the amount of loan you repay.

We will not increase the portion of the contract fund allocated to the variable investment options, the index strategy(ies), and the fixed rate option by loan interest that is paid before we make it part of the loan.

We reserve the right to change the manner in which we allocate loan repayments. If we make such a change, we will do so for all contracts like this one. We will send you notice of any change. If a loan results in a transfer out of the fixed rate option, we reserve the right to apply loan repayments to that same fixed rate option when the loan is repaid.

We will usually pay any loan amount within seven days after we receive your request at our Home Office. But we have the right to postpone paying you the part of the loan amount that is to come from any index strategy and/or any variable investment option provided by a separate account if: (1) the New York Stock Exchange is closed; (2) the SEC requires that trading be restricted or declares an emergency; or (3) the applicable index value is not published. We have the right to postpone paying you the remaining loan amount that is to come from the fixed rate option and/or the fixed holding account(s) for up to six months, except for any loan made to pay premiums due on any contracts you have with us. If we postpone payment, we will credit any required interest at a rate not less than required by applicable laws.

GENERAL PROVISIONS

Annual Report

Once each contract year we will send you, without charge, a report. It will show: the current death benefit; the amount of the contract fund, if any, in each variable investment, each index strategy, the fixed rate option, and each fixed holding account at the beginning and at the end of the current report period; the net cash value; any contract debt and the interest rate we are charging; premiums paid, interest credited, index interest, investment results, interim value, charges deducted, and withdrawals taken since the last report. The report will include the beginning and end dates of the current report and may also show any other data that may be required where this contract is delivered. The annual report will indicate if the projected contract fund (assuming guaranteed interest and charges) will not be sufficient to maintain insurance in force until the end of the next reporting period unless further premium payments are made. You may also request an illustrative report once each contract year at no cost. We may charge a fee of up to the amount shown in the contract data pages for providing additional illustrative reports.

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Payment of Death Claim

If we settle this contract in one sum as a death claim we will usually pay the proceeds within seven days after we receive at our Home Office proof of the Insured's death and any other information we need to pay the claim. But we have the right to postpone paying the part of the proceeds that is to come from any index strategy and/or any variable investment option if: (1) the New York Stock Exchange is closed; (2) the SEC requires that trading be restricted or declares an emergency; or (3) the applicable index value is not published.

Currency

Any money we pay, and that is paid to us, must be in United States currency. Any amount we owe will be payable at our Corporate Office.

Misstatement of Age or Sex

If the Insured's stated age and/or sex are not correct, we will change each benefit and any amount payable, to an amount(s) that would be provided by the sum of the most recent deductions from the contract fund (described in the contract data pages) as determined by the rates applicable to the Insured's correct age and/or sex.

Assignment

You may request an assignment of your contract by sending us a request in a form that meets our needs. We may ask you to send us the contract to be endorsed. We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Home Office. If we receive your request in a form that meets our needs, and the contract if we ask for it, we will file and record the assignment at our Home Office, and unless a different future effective date is specified by you, it will take effect on the date you signed the request. We are not obliged to determine that an assignment is valid or sufficient. Any rights created by your request will not apply to any payments we have made or actions we have taken before the assignment was received and recorded at our Home Office. If you request an effective date after the date we have received and recorded your request, any rights created by your request will not apply to any payments we have made or actions we have taken prior to your chosen effective date. This contract may not be assigned if such assignment would violate any federal, state, or local law or regulation.

Change in Plan

You may be able to have this contract changed to another plan of life insurance. Any change may be made only if we consent, and will be subject to conditions and charges that are then determined.

Elements Subject To Change

Subject to any guarantees shown in the contract data pages, we have the right to set and to change from time to time the following elements of the policy: (a) the charge for sales expenses and the premium-based administrative charges that are deducted from each premium paid; (b) the monthly insurance rates used to compute the charge for the cost of insurance, the daily mortality and expense charge against variable investment options, the monthly charges for administrative expenses and any charges for riders attached to your policy and other administrative charges that may be deducted from the contract fund; (c) the rate of any excess interest credit; and (d) for index interest applied to any index strategy, any calculation components, including the index strategies' participation rates, growth floors, spread, growth caps, buffers, and step rates. We will not change any of the contract charges more frequently than once per year and we will not change the rate of any excess interest and any of the index interest calculation components more frequently than once per month.

Any setting of or changes to any contract element described above will consider one or more factors such as, but not limited to, mortality, persistency, policy funding, net amount at risk, expenses, taxes, and investment earnings and profit. Changes will be based on our future expectations with respect to any one or more of the factors we use to determine such changes. Any changes in contract elements will be on a class basis as we determine. All changes will be determined only prospectively.

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Non-Participating

This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

Applicable Tax Law

This contract has been designed to satisfy the definition of life insurance for Federal income tax purposes under Section 7702 of the Internal Revenue Code of 1986, as amended. We reserve the right, however, to decline any change we determine would cause this contract to fail to qualify as life insurance under the applicable tax law. This includes changing the basic insurance amount, withdrawals, and changing the type of death benefit. We also have the right to change this contract, to require additional premium payments, or to make distributions from this contract to the extent necessary to continue to qualify this contract as life insurance. Finally, we reserve the right to take whatever action is necessary to prevent the contract from becoming a modified endowment contract under Section 7702A of the Internal Revenue Code of 1986 unless you have otherwise indicated to us in writing that you want a modified endowment contract.

Age 121

We discontinue the monthly charges from the contract fund on the first contract anniversary on or following the Insured's 121st birthday. You may continue the contract after that anniversary and it will then continue to operate as described in its provisions (including the Death Benefit and Contract Fund provisions), although you may not make any premium payments except for amounts required to keep the policy in force under the grace period, and no monthly charges will be deducted from the Contract Fund. Loans, loan repayments, and withdrawals can continue to be made after age 121. Cash value default may not occur on or following such anniversary. Excess contract debt default may occur if contract debt ever grows to be equal to or more than the cash value (See Default).

The contract may not qualify as life insurance under Federal tax law after the Insured has attained age 100 and may be subject to adverse tax consequences. A tax advisor should be consulted before you choose to continue the contract after the Insured reaches age 100.

BASIS OF COMPUTATION

Mortality Basis and Interest Rate

We compute maximum monthly insurance rates using:

1.the Mortality Table shown below the Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk on the contract data pages;
2.the issue age, sex, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date;

3.age last birthday; and

4.an effective annual interest rate shown below the Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk on the contract data pages.

Minimum Legal Values

The cash surrender values provided by this contract are at least as large as those set by law where delivered. Where required we have given the insurance regulator a detailed statement of how we compute values and benefits.

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SETTLEMENT OPTIONS

Options Described

You may choose to have the proceeds (that is, any death benefit or any amount payable upon surrender of the contract) paid in a single sum or under one of the optional modes of settlement described below.

If the person who is to receive the proceeds of this contract wishes to take advantage of one of these optional modes, we will furnish, on request, details of the options we describe below or any others we may have available at the time the proceeds become payable.

Any annuity benefits, at the time they commence, will not be less than those that would be provided by the application of the proceeds to purchase a single consideration immediate annuity contract at purchase rates offered by the Company at the time to the same class of annuitants, whether the annuity benefits are payable in fixed or variable amounts or both, if the Company offers a single consideration annuity contract at the time to the same class of annuitants.

Option 1 (Installments for a Fixed Period)

We will make equal payments for up to 25 years. The Option 1 Table shows the minimum amounts we will pay.

Option 2 (Life Income)

We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for 120 months. The Option 2 Table shows the minimum amounts we will pay. However, we must have proof of the date of birth of the person on whose life the settlement is based.

Option 3 (Interest Payment)

We will hold an amount at interest. We will pay the interest annually, semi-annually, quarterly, or monthly.

Option 4 (Installments of a Fixed Amount)

We will make equal annual, semi-annual, quarterly, or monthly payments for as long as the available proceeds provide.

Option 5 (Non-Participating Income)

We will make payments like those of any annuity we then regularly issue that: (1) is based on United States currency; (2) is bought by a single sum; (3) does not provide for dividends; and (4) does not normally provide for deferral of the first payment. Each payment will be at least equal to what we would pay under that kind of annuity with its first payment due on its contract date. If a life income is chosen, we must have proof of the date of birth of any person on whose life the option is based. Option 5 cannot be chosen more than 30 days before the due date of the first payment.

Interest Rate

Payments under Options 1 and 4 will be calculated assuming an effective interest rate of at least 0.75% a year for periods less than 10 years and 1.5% a year for periods between 10 and 25 years. Payments under Option 3 will be calculated assuming an effective interest rate of at least 0.5% a year.

For Option 2 we use the Annuity 2000 Mortality Table at 3% interest. The mortality rates used from this table are the ones for an age that is two years younger than the age of the person who is to receive the proceeds of this contract.

We may include more interest.

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SETTLEMENT OPTIONS TABLES

OPTION 1 TABLE		OPTION 2 TABLE
MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST PAYABLE IMMEDIATELY		MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST PAYABLE IMMEDIATELY
Number of Years	Monthly Payment	AGE LAST BIRTHDAY	MALE	FEMALE	AGE LAST BIRTHDAY	MALE	FEMALE
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25	$83.62 41.97 28.08 21.14 16.97 14.20 12.22 10.73 9.57 8.96 8.21 7.58 7.05 6.59 6.20 5.85 5.55 5.27 5.03 4.81 4.62 4.44 4.28 4.13 3.99	5 and under 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47	$2.72 2.73 2.74 2.75 2.76 2.77 2.78 2.79 2.80 2.82 2.83 2.84 2.85 2.87 2.88 2.89 2.91 2.93 2.94 2.96 2.98 3.00 3.01 3.03 3.06 3.08 3.10 3.13 3.15 3.18 3.21 3.23 3.27 3.30 3.33 3.37 3.40 3.44 3.48 3.53 3.57 3.62 3.67	$2.68 2.69 2.69 2.70 2.71 2.72 2.73 2.74 2.75 2.76 2.77 2.78 2.79 2.80 2.81 2.83 2.84 2.85 2.87 2.88 2.90 2.91 2.93 2.94 2.96 2.98 3.00 3.02 3.04 3.07 3.09 3.11 3.14 3.16 3.19 3.22 3.25 3.29 3.32 3.35 3.39 3.43 3.47	48 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 88 89 90 and over	$3.72 3.77 3.83 3.88 3.95 4.01 4.08 4.15 4.22 4.30 4.38 4.47 4.56 4.66 4.76 4.87 4.98 5.10 5.23 5.36 5.49 5.64 5.78 5.94 6.10 6.26 6.43 6.60 6.78 6.95 7.13 7.31 7.49 7.67 7.85 8.02 8.18 8.33 8.48 8.62 8.75 8.87 8.98	$3.51 3.56 3.61 3.66 3.71 3.76 3.82 3.88 3.94 4.01 4.08 4.16 4.24 4.32 4.41 4.50 4.60 4.71 4.82 4.94 5.06 5.19 5.33 5.48 5.63 5.79 5.96 6.14 6.33 6.52 6.71 6.92 7.12 7.33 7.53 7.73 7.93 8.12 8.29 8.46 8.61 8.75 8.88
For Years 1 through 9, multiply the monthly amount by 2.998 for quarterly,
5.991 for semi-annual or 11.959 for annual.

For Years 10 through 25, multiply the monthly amount by 2.996 for quarterly,
5.981 for semi-annual or 11.919 for annual.

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Individual Flexible Premium Variable and Index-Linked Universal Life Insurance Policy. Insurance payable only upon death. While policy values may be affected by an external index or indices, the index strategy separate account(s) does not directly participate in any stock or equity investment. Cash values reflect premium payments, investment results, interim value, any interest credited to the fixed rate option, any interest credited to the fixed holding account(s), any index interest on the index strategy(ies), and charges. Non-participating.

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